                                   EXHIBIT 5
                                   ---------

                       Paul, Hastings, Janofsky & Walker
                              555 S. Flower Street
                               Twenty-Third Floor
                         Los Angeles, California 90071
                            Telephone (213) 683-6000
                            Facsimile (213) 627-0705


                                January 8, 1996



Semtech Corporation
652 Mitchell Road
Newbury Park, California  91320

Ladies and Gentlemen:

          We are furnishing this opinion of counsel to Semtech Corporation, a Delaware corporation (the "Company"), for filing as Exhibit 5 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale of up to 775,000 shares (the "Shares") of its Common Stock, $.01 par value.

          We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

          Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Semtech Corporation
January 8, 1996
Page 2


          We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law.

          We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.


                              Very truly yours,

                              /s/ Paul, Hastings, Janofsky & Walker